Exhibit 99(b)
NOTICE OF GUARANTEED DELIVERY FOR
UNITS, EACH CONSISTING OF
$480 PRINCIPAL AMOUNT OF THE 12% SENIOR SECURED NOTES DUE 2015 OF
STRATUS TECHNOLOGIES BERMUDA LTD. AND
$520 PRINCIPAL AMOUNT OF THE 12% SENIOR SECURED NOTES DUE 2015
OF STRATUS TECHNOLOGIES, INC.
STRATUS TECHNOLOGIES BERMUDA LTD.
STRATUS TECHNOLOGIES, INC.
     This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Stratus Technologies Bermuda Ltd. (the “Bermuda Issuer”) and Stratus Technologies, Inc. (the “U.S. Issuer” and, together with the Bermuda Issuer, the “Issuers”) made pursuant to the Prospectus, dated      , 2011 (the “Prospectus”), if certificates for the Issuers’ outstanding Units (the “Old Units”), each consisting of $480 principal amount of the old 12% Senior Secured Notes due 2015 of the Bermuda Issuer and $520 Principal Amount of the old 12% Senior Secured Notes due 2015 of the U.S. Issuer are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach The Bank of New York Mellon Trust Company, N.A., as exchange agent (the “Exchange Agent”), at or prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. Capitalized terms not defined herein are defined in the Prospectus.
By mail, hand delivery or overnight courier:
The Bank of New York Mellon Trust Company, N.A.
c/o The Bank of New York Mellon Corporation
Corporate Trust Operations — Reorganization Unit
480 Washington Boulevard — 27th Floor
Jersey City, New Jersey 07310
Attn: Mr. William Buckley
By facsimile transmission
(for eligible institutions only)
Fax: 212-298-1915
Confirm by telephone:
Tel: 212-815-5788
     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:
     Upon the terms and conditions set forth in the Prospectus, the undersigned hereby tenders to the Issuers the number of Old Units set forth below pursuant to the guaranteed delivery procedure described in the Prospectus under “The Exchange Offer-Guaranteed Delivery Procedures.”

Old Units Tendered (must be in minimum denominations of five and integral multiples of one in excess thereof, provided that the untendered portion of an Old Unit must be in a minimum denomination of five units):

Certificate Nos. (if available)

Total Number of Old Units Represented by Old Units Certificate(s):

If Old Units will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

Account Number

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

X		X

X		X
	Signature(s) of Owner(s) or Authorized Signatory		Date

Area Code and Telephone Number
Must be signed by the holder(s) of Old Units as their names(s) appear(s) on certificates for Old Units or on the Book-Entry Transfer Facility’s security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.
Please print name(s) and address(es)

Name(s)

Capacity

Address(es)

GUARANTEE
(Not to be used for signature guarantee)
     The undersigned, an Eligible Institution which is a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees that the certificates for all physically tendered Old Units, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, within three (3) New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.
     The undersigned acknowledges that it must deliver the Letter of Transmittal or Agent’s Message and the Old Units tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm	Authorized Signature

Address	Title

Zip Code	(Please Type or Print)

NOTE:	DO NOT SEND CERTIFICATES FOR OLD UNITS WITH THIS FORM. CERTIFICATES FOR OLD UNITS SHOULD BE SENT ONLY WITH A COPY OF THE EXECUTED LETTER OF TRANSMITTAL.

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